EXHIBIT 21.1
Coronado Global Resources Inc.
subsidiaries
as of December 31, 2025
Name Coronado’s Effective Ownership
Place of
Incorporation
Buchanan Minerals, LLC
100% Delaware
Buchanan Mining Company LLC
100% Delaware
Coronado Australia Holdings Pty Ltd 100% Australia
Coronado Coal Corporation 100% Delaware
Coronado Coal II LLC 100% Delaware
Coronado Coal LLC 100% Delaware
Coronado Curragh Pty Ltd
100% Australia
Coronado Finance Pty Ltd 100% Australia
Coronado Curragh LLC 100% Delaware
Coronado II LLC 100% Delaware
Coronado IV LLC
100% Delaware
Coronado VA, LLC 100% Delaware
Curragh Coal Sales Co Pty Ltd 100% Australia
Curragh Queensland Mining Pty Ltd 100% Australia
Metallurgical Mineral Holdings Pty Ltd 100% Australia
Greenbrier Minerals, LLC
100% Delaware
Powhatan Mid-Vol Coal
Sales, LLC
100% Delaware
Mon Valley Minerals
LLC
100% Delaware
Company B Virginia LLC 100% Virginia